UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 19, 2006
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number: 0-00368

Minnesota	41-0462685
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
215 South Cascade Street
P.O. Box 496
Fergus Falls, MN 56538-0496
(Address of principal executive offices, including zip code)
(866) 410-8780
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 19, 2006, the Board of Directors of Otter Tail Corporation (the “Company”) approved an amendment to the Otter Tail Corporation Executive Survivor and Supplemental Retirement Plan (2005 Restatement) (the “Plan”), effective January 1, 2006 (the “Amendment”). Section 5.2 of the Plan provides that if a participant in the Plan (a “Participant”) retires on the first day of the month coincident with or next following the Participant’s attainment of age 65, the Company will pay the Participant a monthly supplemental retirement benefit (the “Normal Retirement Benefit”) equal to 70% of the Participant’s “Final Annual Salary” (defined as the base Salary (as defined in the Plan) and annual incentive bonus paid to the Participant during the twelve months prior to termination or death), less (i) the Participant’s monthly primary Social Security benefit commencing at retirement, and (ii) the Participant’s benefit under the Otter Tail Corporation Pension Plan in the form of a monthly single-life annuity commencing at the Participant’s normal retirement date. The Amendment amends Section 5.2 of the Plan to provide that for each of the Company’s Chief Executive Officer and Corporate Secretary, the Normal Retirement Benefit will be determined based on his or her “Final Average Earnings” rather than his or her Final Annual Salary. The Plan defines “Final Average Earnings” as the average of the Participant’s total cash payments (Salary (as defined in the Plan) and annual incentive bonus) paid during the highest consecutive 42 months in the ten years prior to the date as of which the Final Average Earnings are determined.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 19, 2006, the Board of Directors of the Company adopted amendments to Sections 5.01 and 5.02 of the Company’s Restated Bylaws (the “Restated Bylaws”), effective on December 19, 2006, to permit the issuance of shares of the Company’s capital stock in uncertificated form. The amendments to the Restated Bylaws will permit direct or “book-entry” registration of shares of the Company’s capital stock and thereby facilitate the Company’s eligibility to participate in a direct registration system, or DRS.
Sections 5.01 and 5.02 of the Restated Bylaws, as amended and restated in their entirety, read as follows:
     Section 5.01. Certificates for Shares. The shares of the corporation may be either certificated shares or uncertificated shares or a combination thereof. A resolution approved by a majority of the directors on the Board of Directors may provide that some or all of any or all classes and series of the shares of the corporation will be uncertificated shares. Every owner of shares of the corporation shall be entitled to a certificate for such shares, to be in such form as shall be prescribed by law and adopted by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the President or a Vice President and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be facsimiles, engraved or printed. Every certificate surrendered to the corporation or its transfer agent for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 5.03.
     Section 5.02. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder of record thereof, or the shareholder’s legal representative, who shall furnish proper evidence of authority to transfer, or the shareholder’s duly authorized attorney-in-fact, and, in the case of certificated shares, upon surrender of the certificate or the certificates for such shares to the corporation or its transfer agent duly endorsed. The corporation may treat as the absolute owner of shares of the corporation the person or persons in whose name shares are registered on the books of the corporation. The Board of Directors may appoint one or more transfer agents and registrars to maintain the share records of the corporation and to effect share transfers on its behalf.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION

By:	/s/ Kevin G. Moug Kevin G. Moug
Chief Financial Officer and Treasurer
Date: December 22, 2006